UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 5, 2024

AUGUSTA GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-54653	41-2252162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 555 – 999 Canada Place, Vancouver, BC, Canada	V6C 3E1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 687-1717

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 5, 2024, Augusta Gold Corp. a Nevada corporation (the “Company”), executed an amended Schedule A (the “Amended Schedule A”) to its amended and restated secured promissory note issued to Augusta Investments Inc. on September 13, 2022, as amended and restated on March 27, 2024, and as amended by Amendment Number One dated June 28, 2024 and Amendment Number Two on September 20, 2024 (the “Amended and Restated Note”).

The Amended Schedule A evidenced Augusta Investments Inc. loaning the Company an additional $250,000.00 on October 30, 2024, pursuant to the terms and conditions of the Amended and Restated Note (the “Additional Loan”). As amended by the Amended Schedule A, the Amended and Restated Note is for a principal amount of $30,101,339.03.

Outside of adding the Additional Loan to the principal amount of the Amended and Restated Note, the Amended Schedule A did not amend, alter, restated or otherwise change the principal terms and conditions of the Amended and Restated Note as described in Item 1.01 of the Company’s Current Reports as filed on September 19, 2022, March 28, 2024, July 5, 2024 and October 2, 2024 which disclosure is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Amended Schedule A, dated November 5, 2024, to the Amended and Restated Note
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AUGUSTA GOLD CORP.

Date: November 5, 2024	By:	/s/ Tom Ladner
	Name:	Tom Ladner
	Title:	VP Legal